Exhibit 10.5

AMENDED AND RESTATED SUBORDINATION AGREEMENT
(Management Agreements)

      THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT is made as of July 7, 2003, by ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Management Company"), the Sublessees whose names are set forth on the signature pages to this Agreement (each a "Sublessee" and together the "Sublessees") and AHC PROPERTIES, INC., a Delaware corporation ("Lessee") in favor of OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega"), and Omega (Kansas), Inc., a Kansas corporation ("Omega-Kansas").

RECITALS

      A.          Omega and Lessee are parties to a Master Lease dated as of June 14, 1999, as amended by a Forbearance Agreement and Amendment to Master Leases dated as of January 31, 2002, and a Second Amendment to Master Lease dated of even date herewith (as amended through and including the date of this Agreement, and as it may hereafter be amended, the "Master Lease"), pursuant to which Omega leases certain assisted living facilities to Lessee. Lessee and Omega-Kansas, a wholly-owned subsidiary of Omega, are parties to a Kansas Master Lease dated as of June 14, 1999, as amended by a Forbearance Agreement and Amendment to Master Leases dated as of January 31, 2002, and a Second Amendment to Master Lease dated of even date herewith (as amended through and including the date of this Agreement, and as it may hereafter be amended, the "Kansas Master Lease") pursuant to which Omega-Kansas leases an assisted living facility located in Kansas to Lessee. The Master Lease and the Kansas Master Lease are collectively referred to herein as the "Master Leases". The assisted living facilities covered by the Master Leases are listed on attached Exhibit A (the "Facilities").

      B.     Lessee and each of the Sublessees are parties to separate Subleases pertaining to certain of the Facilities (the "Subleases").

      C.     A Sublessee or Lessee, on the one hand, and Management Company, on the other, are parties to various Amended and Restated Management Agreements (collectively, the "Management Agreements"), pursuant to which Management Company manages the Facilities. Pursuant to the Management Agreements, Management Company is entitled to receive a management fee.

      D.     Effective June 14, 1999, Management Company, Lessee, the Sublessees and certain other parties executed a Subordination Agreement (Management Agreements) (the "Original Subordination Agreement") in favor of Omega Healthcare Investors, Inc. and Omega-Kansas.

      E.     On January 22, 2003, Management Company filed a chapter 11 petition for reorganization relief in the United States Bankruptcy Court, District of Delaware (the "Court"), bearing Case No. 03-10254 (MFW) (the "Case"). As of the date of this Agreement, Lessee and the Sublessees have not filed for bankruptcy.

      F.     On January 24, 2003, the Court entered interim orders (the "Interim Orders") granting Management Company certain rights, to which Omega and Omega-Kansas filed an Objection (the "Objection"), together with a Motion for Adequate Protection (the "Motion for Adequate Protection").

      G.     Omega, Omega-Kansas, Lessee, Management Company and certain other interested parties agreed to resolve the Objection and the Motion for Adequate Protection pursuant to the entry of a stipulated order, which was entered by the Court on March 18, 2003.

      H.          Omega, Omega-Kansas, Lessee and Management Company have resolved certain other disputes among them pursuant to a Settlement Agreement dated June 4, 2003 (the "Settlement Agreement"). The execution, delivery and performance of the Settlement Agreement by Management Company was approved by the Court pursuant to an order (the "Order") which was entered by the Court on June 23, 2003, and became a Final Order (as defined in the Settlement Agreement) on or before July 7, 2003. The Settlement Agreement provides, among other things, that Management Company will amend and restate the Original Management Agreement, as set forth herein.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Omega, Lessee, Sublessees and Management Company amend and restate the Original Management Agreement in its entirety as follows:

      1.     As used herein:

(a)     "Senior Obligations" means the Master Lease Obligations and the Sublease Obligations.

(b)     "Master Lease Obligations" means all indebtedness and obligations of Lessee to Omega, individually or with others, and to Omega-Kansas, individually or with others, and whether now existing or hereafter incurred, including but not limited to Lessee's obligations to Omega and Omega-Kansas under the Master Leases. The Senior Obligations include, but shall not be limited to, all rent payments, additional rent, expenses, principal payments, interest, fees, and other charges due Omega and Omega-Kansas from Lessee and every subsequent amendment, extension or renewal, of the Master Leases in whole or in part, all Master Lease Obligations from time to time after the commencement of any Proceeding, whether or not such Master Lease Obligations are allowable as a claim in such Proceeding, and all Master Lease Obligations made after the commencement of a Proceeding.

(c)     "Sublease Obligations" means all indebtedness and obligations of the Sublessees to Lessee, Omega, or Omega-Kansas, individually or with others, and whether now existing or hereafter incurred, including but not limited to Sublessees' obligations under the Subleases. The Senior Obligations include, but shall not be limited to, all rent payments, additional rent, expenses, principal payments, interest, fees, and other charges due Lessee, Omega or Omega-Kansas from Sublessees and every subsequent amendment, extension or renewal, of the Subleases in whole or in part, all Sublease Obligations from time to time after the commencement of any Proceeding, whether or not such Sublease Obligations are allowable as a claim in such Proceeding, and all Sublease Obligations made after the commencement of a Proceeding.

(d)     "Junior Obligations" means all fees, expenses, indebtedness and obligations of Sublessees to Management Company under the Management Agreements.

(e)     "Proceeding" means any assignment by Lessee or a Sublessee for the benefit of creditors, or any filing of a voluntary case by, or of an involuntary case against, Lessee or a Sublessee pursuant to any chapter of the federal bankruptcy code, 11 USC §§ 101, et seq., as may be amended from time to time, or any institution of a voluntary proceeding by, or of an involuntary proceeding against, Lessee or a Sublessee under any other federal or state law relating to relief of debtors, or any appointment of a receiver, trustee or liquidator of Lessee or a Sublessee or of all or a substantial part of any of its assets under any other federal or state law relating to relief of debtors, or any liquidation or dissolution of Lessee or a Sublessee, or any foreclosure or similar action or proceeding and/or any other marshaling of Lessee's or a Sublessee's assets and liabilities.

      2.     Management Company, for itself, its successors and assigns and every other holder of the Junior Obligations, hereby subordinates the payment and satisfaction of the Junior Obligations to the prior payment and satisfaction in full of the Senior Obligations. Notwithstanding the foregoing and the provisions of Section 9 hereof, Management Company shall be entitled to collect the Junior Obligations during any period in which an Event of Default under the Master Leases does not exist.

      3.     Management Company will not, without first obtaining the written consent of Omega: (i) accept any security for the Junior Obligations or any part thereof; (ii) take any action of any kind to accelerate, assert, collect or enforce the Junior Obligations or any guaranty thereof; (iii) accept any note or other writing to evidence the Junior Obligations or any part thereof; or (iv) amend or modify the Management Agreement. During any period in which an Event of Default exists under the Master Leases, Management Company will not demand or accept, directly or indirectly, any payment or property in respect or on account of the Junior Obligations.

      4.     During any period in which an Event of Default exists under the Master Leases, Lessee and Sublessee agrees that it will not directly or indirectly make payments to Management Company on the Junior Obligations, whether in cash or any other property, or otherwise take any action which would result in a violation of any agreement of Lessee, Sublessee or Management Company.

      5.     Any payment of cash or transfer of property in violation of this Agreement will be deemed to have been made or transferred in trust for Omega and Omega-Kansas, and Management Company will forthwith pay or transfer the same to Omega, in precisely the form received (but with such endorsements as may be necessary), to be applied upon the Senior Obligations.

      6.     In any Proceeding, Management Company shall have the right to prepare and file a proof of claim, answer or other pleading based upon the Junior Obligations, but in all such instances giving effect to this instrument, and to enforce and use the same, provided that if Management Company shall fail to file such proof of claim, answer or other pleading on or before the 30th day preceding the last day permitted for such filing, Omega shall have the right (but not the duty) to prepare and file a proof of claim, answer or other pleading based on the Junior Obligations and giving effect to this instrument. To effectuate the foregoing, Management Company, and each holder of any of the Junior Obligations, hereby irrevocably authorizes and appoints Omega, and each of its officers, its true and lawful attorney or attorneys, with full power of substitution and with full authority on behalf of Management Company, and each holder of any of the Junior Obligations, and in its name, place and stead, to prove all claims and to receive and collect all fees, expenses and other property to which Management Company or any of its assigns would be otherwise entitled, to accept or reject any plan or reorganization or arrangement, and generally to do any act in connection with any Proceeding that Management Company or any of its successors or assigns might otherwise do.

      7.     Notwithstanding any rights of subrogation that Management Company may have to the rights of Omega and Omega-Kansas, Management Company agrees that Omega may make all determinations and take or omit to take all actions and exercise or refrain from exercising all remedies that Omega may have with respect to collateral security for, or guaranties of, any of the Senior Obligations without any consultation with, or participation or joinder by, or any consideration of the interests of Management Company, and without any liability or loss of right or remedy to Management Company.

      8.     To the extent that Omega is required to restore or return any payment received by it from Lessee, a Sublessee or any other person for any reason, for the purposes of this Agreement, such payments shall be deemed never to have been made to Omega. As used in this Agreement the words "paid", "paid in full", "payment in full", or similar phrases, when applied or relating to the Senior Obligations shall, in all instances, unless the context requires otherwise, be deemed to mean indefeasibly paid or indefeasible payment.

      9.     To secure its obligations under this Agreement, Management Company hereby grants to Omega a continuing security interest in Management Company's right, title and interest in and to all existing and future Junior Obligations, and the products and proceeds thereof. Without in any way limiting the generality of the foregoing, for purposes of this grant of security interest, the Junior Obligations include, but are not limited to, all accounts due to Management Company by Sublessees, any chattel paper under which a Sublessee is obligor and grantor, any contract rights enforceable by Management Company against a Sublessee, and any choses in action of Management Company against a Sublessee. The security interest granted herein shall be effective so long as any of the Senior Obligations are outstanding and unperformed. Management Company agrees to execute any documents, including but not limited to Uniform Commercial Code financing statements, as Omega may request to effectuate the purpose and intent of this paragraph. Omega shall, promptly upon written request by Lessee after the termination of the Master Leases, execute and deliver to Management Company Uniform Commercial Code termination statements relating to such financing statements.

      10.     Management Company consents and agrees that until the payment in full of the Senior Obligations, Management Company will not sell, assign or otherwise transfer or encumber the Junior Obligations without the prior written consent of Omega. Any attempted sale, assignment, transfer or encumbrance in violation of the preceding sentence will be void and without force or effect.

      11.     In the event of any acceleration of the Senior Obligations pursuant to the terms of any agreement now or hereafter in effect between Lessee and Omega or Omega-Kansas or any distribution of Lessee's or a Sublessee's assets of any kind or character, or any dissolution, winding-up, liquidation or reorganization of Lessee or a Sublessee (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the Senior Obligations shall be paid and satisfied in full before the holder of the Junior Obligations is entitled to receive any payment thereunder, and any payment or distribution to which the holder thereof would be entitled thereunder but for the subordination provisions hereof shall be paid directly to Omega.

      12.     All notices, demands or requests required or permitted to be given to any party hereto shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier, with acknowledgment of receipt requested, or mailed by registered, overnight or certified mail, with full postage paid thereon, return receipt requested (such notice to be effective on the date such receipt is acknowledged), to the addresses set forth in attached Exhibit B, or to such place and with such other copies as Management Company, Lessee, a Sublessee or Omega may designate for itself by written notice to the other.

      13.     Management Company acknowledges and agrees that (i) Omega makes no representation or warranty to Management Company with respect to the value or adequacy of Omega's collateral or otherwise, and (ii) without notice to Management Company, Omega and Omega-Kansas may (a) amend, renew, or extend the Master Leases, (b) exercise, fail to exercise, waive or amend any of its rights under the Master Leases, (c) release collateral or any guarantor or other obligor of the Senior Obligations, (d) apply any amounts paid to Omega in such order of application as Omega, in its sole discretion, deems appropriate and (e) enter into or approve new leases or subleases with the Sublessees.

      14.     In the event of any amendment to the Master Leases or a Sublease or termination of the Master Leases or a Sublease or the entering into new leases or subleases with one or more Sublessees, Management Company agrees, from time to time upon the request of Lessee, a Sublessee or Omega, to execute substitute subordination agreements substantively equivalent to this Agreement in favor of Omega.

      15.     No amendment, modification, termination, or waiver of any provisions of this Agreement, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the party against whom enforcement is sought. Further, any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Omega and Management Company may amend this Agreement in the manner provided above without the consent or approval of Lessee and Sublessees, and without impairing Lessee's and Sublessees' obligation to abide by all provisions hereof not so amended, but no such amendment shall be binding upon Lessee or Sublessees unless Lessee or Sublessees have approved same.

      16.     The provisions of this Agreement shall be cumulative to the rights Omega and Omega-Kansas may otherwise have or acquire by operation of law, by contract, or otherwise. This instrument shall be governed by and construed in accordance with the laws of the State of Michigan (excluding all conflicts of law principles or other principles of Michigan law that would result in the application of any substantive law, other than the law of Michigan) and shall bind Management Company and each other holder of all or any portion of the Junior Obligations, and their respective heirs, personal representatives, successors and assigns, and shall benefit no creditor of Lessee or Sublessees other than Omega and its successors and assigns, including without limitation, other holders of all or any portion of the Senior Obligations.

Signatures on following page.

      IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be executed on the date appearing on the first page hereof.

MANAGEMENT COMPANY:

ALTERRA HEALTHCARE CORPORATION

By:  /s/ Kristin A. Ferge
Name:  Kristin A. Ferge
Title:  Vice President of Finance

LESSEE:

AHC PROPERTIES, INC.

By:  /s/ Kristin A. Ferge
Name:  Kristin A. Ferge
Title:  Vice President

OMEGA:

OMEGA HEALTHCARE INVESTORS, INC.
By:  /s/ Daniel J. Booth
Name:  Daniel J. Booth
Title:  Chief Operating Officer

OMEGA-KANSAS:

OMEGA (KANSAS), INC.
By:  /s/ Daniel J. Booth
Name:     Daniel J. Booth
Title:     Chief Operating Officer

SUBLESSEES:
Sterling House of Kokomo L.P.,
a Delaware limited partnership
Sterling Cottage of Oklahoma City LLC,
a Delaware limited liability company

By:

Alterra Healthcare Corporation,
a Delaware corporation, its Partner
or Member

By:  /s/ Kristin A. Ferge
Name:  Kristin A. Ferge
Title:  Vice President of Finance

STATE OF MARYLAND      )
                                               )ss.
COUNTY OF BALTIMORE )

      The foregoing instrument was acknowledged before me this 2nd day of July, 2003, by Daniel J. Booth who is Chief Operating Officer of OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, and of OMEGA (KANSAS), INC., a Kansas corporation, on behalf of the corporations.

/s/ Judith Jacobs
Notary Public, Baltimore County, Maryland
My commission expires: 5/15/2004

STATE OF WISCONSIN       )
                                                )ss.
COUNTY OF MILWAUKEE)

      The foregoing instrument was acknowledged before me this 2nd day of July, 2003, by Kristin A. Ferge, who is Vice President of AHC PROPERTIES, INC., a Delaware corporation, on behalf of the corporation, and Vice President of Finance of ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, on behalf of the corporation and as a partner or member of Sterling House of Sterling House of Kokomo L.P., a Delaware limited partnership, and Sterling Cottage of Oklahoma City LLC, a Delaware limited liability company, on behalf of each such company or partnership.

/s/ Patricia C. Sauer
Notary Public, Milwaukee County, Wisconsin
My commission expires: 2/6/2005

EXHIBIT A
THE FACILITIES

Alterra Sterling House of Briargate
7560 Lexington Drive
Colorado Springs, CO 80920
(El Paso County)

Alterra Sterling House of Bloomington
3802 South Sare Road
Bloomington, IN 47401

Alterra Sterling House of Kokomo
3025 West Sycamore Road
Kokomo, IN 46901

Alterra Clare Bridge of Wichita
9191 East 21st Street North
Wichita, KS 67206

Alterra Clare Bridge Cottage of New Philadelphia
716 Commercial Avenue, SW
New Philadelphia, OH 44663

Alterra Clare Bridge Cottage of SW Oklahoma City
10001 South May Avenue
Oklahoma City, OK

Alterra Clare Bridge Cottage of Goodlettesville I
3001 Business Park Circle
Goodlettsville, TN 37072

Alterra Clare Bridge of Silverdale
1501 NW Tower View Circle
Silverdale, WA 98383

EXHIBIT B
ADDRESSES FOR NOTICE

To Alterra Entities:

Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
Attention: Ms. Kristin Ferge
Telephone No.: 414-918-5400
Fax No.: 414-918-5055

With a copy to (which shall not constitute notice)

Rogers & Hardin LLP
229 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30303
Attention: Miriam J. Dent, Esq.
Telephone No.: 404-420-4608
Fax No.: 404-525-2224

To Omega Entities:

Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
Attn: Daniel J. Booth
Telephone No.: 410-427-1700
Facsimile No.: 410-427-8800

With copy to (which shall not constitute notice):

Myers Nelson Dillon & Shierk
125 Ottawa Ave., NW, Suite 370
Grand Rapids, Michigan 49503
Attn: Mark Derwent
Telephone No.: (616) 233-9640
Facsimile No.: (616) 233-9642